Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2021 RESULTS

— Strong Financial Flexibility and Liquidity —

— Proactive Steps Taken in Response to COVID-19 Outbreak —

— Announced Restructuring of Retail Segment —

New York, New York – June 4,  2020 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the first quarter of fiscal 2021 ended April 30, 2020.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “These are challenging times for so many throughout our industry and country. G-III is an adaptive and agile organization with an entrepreneurial culture that keeps us flexible. These traits have allowed us to quickly make prudent decisions to preserve our liquidity. We took proactive steps in response to the COVID-19 outbreak. We reduced our inventory exposure, furloughed a large portion of our employee base and implemented significant temporary reductions in pay for our senior management and employees. We are in a strong financial position. We believe we will demonstrate our leadership position in the fashion industry as we emerge from this crisis. I want to thank our employees throughout the world for working remotely and harder than ever with incredible dedication, drive, compassion and care in order to keep us operational.  They are the heart and soul of our company and our greatest asset.”

Mr. Goldfarb concluded, “Additionally, in another significant step, today we announced the restructuring of our retail operations which we believe will enable us to reduce our losses and position this segment to ultimately be a profitable contributor to our business. Importantly, we operate a sizable wholesale business that has globally recognized brands that are in demand. Our wholesale segment ended fiscal year 2020 with over $2.86 billion in annual net sales. We have a great base to build upon and, along with a more streamlined retail operation, will create a strong foundation for our future.”

Net sales for the first quarter ended April 30, 2020 decreased 36.1% to $405.1 million from $633.6  million in the same period last year. The Company reported GAAP net loss for the first quarter of $39.3 million, or $(0.82) per share, compared to net income of  $12.0 million, or $0.24 per diluted share, in the prior year’s comparable period.

Non-GAAP net loss per share was $(0.75) for the first quarter of this year compared to  non-GAAP net income per diluted share of $0.25 in the same period last year.  Non-GAAP net income (loss) per diluted share excludes non-cash imputed interest expense related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International of $1.4 million in this quarter and $1.3 million in the first quarter last year and a $3.2 million loss on lease terminations in this quarter compared to a  $0.8 million gain in the first quarter last year. The aggregate effect of these exclusions was equal to $0.07 per share in the first quarter of this year and $0.01  per diluted share in the first quarter of fiscal 2020.

Outlook

As the developments associated with the pandemic continue to be fluid, it is difficult for the Company to forecast the impact on net sales, results of operations and supply chain for fiscal 2021. As a result, the Company is not currently providing any guidance.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) per diluted share to non-GAAP net income (loss) per diluted share are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income (loss) per diluted share should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Eliza J, Jessica Howard, Andrew Marc and Marc New York. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. Through its retail subsidiaries, G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names. Subsequent to completion of the restructuring of its retail operations segment, G-III will, through two of its wholly-owned subsidiaries, continue to operate stores under the DKNY the Karl Lagerfeld Paris names. G-III, through wholly owned foreign subsidiaries, will also continue to operate stores under the Vilebrequin name.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; restructuring plans; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 outbreak, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks associated with the restructuring of our retail operations segment, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2020	2019
	(Unaudited)

Net sales	$405,131	$633,552
Cost of goods sold	280,730	397,488
Gross profit	124,401	236,064

Selling, general and administrative expenses	154,620	201,859
Depreciation and amortization	9,867	9,473
Loss (gain) on lease terminations	3,187	(829)
Operating profit (loss)	(43,273)	25,561

Other loss	(2,056)	(648)
Interest and financing charges, net	(10,379)	(10,320)
Income (loss) before income taxes	(55,708)	14,593

Income tax expense (benefit)	(16,413)	2,550
Net income (loss)	$(39,295)	$12,043

Net income (loss) per common share:
Basic	$(0.82)	$0.25
Diluted	$(0.82)	$0.24

Weighted average shares outstanding:
Basic	48,025	48,781
Diluted	48,025	49,774

Selected Balance Sheet Data (in thousands):	At April 30,
	2020	2019
	(Unaudited)

Cash and cash equivalents	$616,183	$48,312
Working capital	1,207,520	631,321
Inventories	500,410	538,955
Total assets	2,798,961	2,446,544
Long-term debt	901,194	411,087
Operating lease liabilities	294,955	361,424
Total stockholders' equity	1,246,234	1,186,826

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) AND GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE

(In thousands, except per share amounts)

	Three Months Ended
	April 30,
	2020	2019
	(Unaudited)

Net income (loss)	$(39,295)	$12,043
Excluded from non-GAAP:
Non-cash imputed interest	1,429	1,320
Loss (gain) on lease terminationa	3,187	(829)
Income tax benefit impact on non-GAAP adjustments	(1,360)	(133)
Non-GAAP net income (loss), as defined	$(36,039)	$12,401

GAAP diluted net income (loss) per common share	$(0.82)	$0.24
Excluded from non-GAAP:
Non-cash imputed interest	0.03	0.03
Loss (gain) on lease terminations	0.07	(0.02)
Income tax impact of non-GAAP adjustments	(0.03)	—
Non-GAAP diluted net income (loss) per common share, as defined	$(0.75)	$0.25

Non-GAAP net income (loss) and non-GAAP diluted net income (loss) per common share are “non-GAAP financial measures” that excludes non-cash imputed interest expense and loss (gain) on lease terminations.  The income tax impact of non-GAAP adjustments is calculated using the effective tax rates for the respective periods. Management believes that these non-GAAP financial measures provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5157

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646)  277-1235

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